UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2022

INHIBRX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39452	82-4257312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11025 N. Torrey Pines Road, Suite 200
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 795-4220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INBX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Inhibrx, Inc. (the “Company”) was held on May 25, 2022 at 12:00 p.m. Pacific Time online in a virtual format. Of the Company’s 39,026,469 shares of common stock issued and outstanding and eligible to vote as of the record date of March 28, 2022, a quorum of 36,005,321 shares, or approximately 92% of the eligible shares, was present virtually or represented by proxy. Each of the matters set forth below is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2022. The following actions were taken at the Annual Meeting:

Proposal 1

Election of the following nominees as Class II Directors of the Company, to serve until the 2025 Annual Meeting and until their successors are duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Douglas G. Forsyth	18,612,366	10,953,127	6,439,828
Kimberly Manhard	20,144,636	9,420,857	6,439,828

Proposal 2

Ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
35,872,422	—	132,899	—

Proposal 3
Selection of the frequency of future stockholder advisory votes to approve the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
29,559,505	815	3,548	1,625	6,439,828

The Company has determined an annual frequency of future stockholder advisory votes to approve the compensation of the Company’s named executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2022
INHIBRX, INC.

	By:	/s/ Leah Pollema
	Name:	Leah Pollema
	Title:	VP, General Counsel